UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)

2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)		28211 (Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officers

Resignation of Mr. Brian L. Sharpe as Executive Vice President and Chief Construction and Facilities Officer

On October 1, 2014, Brian L. Sharpe tendered his resignation as Executive Vice President and Chief Construction and Facilities Officer Campus Crest Communities, Inc. (the “Company”), effective immediately, in order pursue other opportunities due to a decrease in the Company’s development and construction activities. In connection with Mr. Sharpe’s resignation, the Company and Mr. Sharpe entered into a Separation Agreement, effective as of October 1, 2014 (the “Sharpe Separation Agreement”). In addition to providing for the termination of Mr. Sharpe’s employment as Executive Vice President and Chief Construction and Facilities Officer, the Sharpe Separation Agreement provides that Mr. Sharpe will receive the following compensation and benefits:

•	a cash payment of $550,000 (equal to two times Mr. Sharpe’s current annual base salary), to be paid in equal monthly installments over a period of 24 months commencing no later than November 30, 2014;

•	a cash payment of $639,636 (equal to two time the bonus paid to Mr. Sharpe in 2014), to be paid in equal monthly installments over a period of 24 months commencing no later than November 30, 2014;

•	waiver of the requirement in Mr. Sharpe’s restricted stock award dated April 22, 2013 that he be employed by the Company on the date on which the performance condition specified in such award is satisfied in order to vest in such award; and

•	vesting of all other unvested restricted stock awards held by Mr. Sharpe on October 1, 2014.

Under the Sharpe Separation Agreement, Mr. Sharpe released and discharged, and covenanted not to sue, the Company or any of its affiliates, subsidiaries, parent companies, predecessors, successors and assigns or any of their respective officers, directors, employees, shareholders and other agents and related parties from any and all claims of any nature which Mr. Sharpe now has or may later claim to have against the foregoing parties, whether known or unknown to him, resulting from anything that occurred prior to the date of the Sharpe Separation Agreement. Mr. Sharpe continues to be bound by the obligations, including post-termination obligations, under the Confidentiality and Noncompetition Agreement made and entered into as of August 5, 2013, which agreement has been filed previously as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

A copy of the Sharpe Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The summary set forth above does not purport to be complete and is qualified in its entirety by reference to this document.

Resignation of Mr. Robert Dann as Chief Operating Officer

October 1, 2014, the Company notified Mr. Robert Dann, Chief Operating Officer, that his Employment Agreement with the Company dated March 29, 2011 and amended August 5, 2013 (the “Dann Employment Agreement”), would not be renewed.

On October 1, 2014, Robert Dann tendered his resignation as Chief Operating Officer of the Company, effective immediately. In connection with Mr. Dann’s resignation, the Company and Mr. Dann entered into a Separation Agreement, effective as of October 1, 2014 (the “Dann Separation Agreement”). In addition to providing for the termination of Mr. Dann’s employment as Chief Operating Officer, the Dann Separation Agreement provides that Mr. Dann will receive the following compensation and benefits:

•	a cash severance payment of $360,000 (equal to Mr. Dann’s current annual base salary), to be paid in accordance with the Company’s schedule for payments to executive officers of the Company;

•	a lump sum cash payment of $20,404.40 (equal to the amount of the Company paid portion of Mr. Dann’s annual medical, dental and vision coverage for 12 months); and

•	vesting of all unvested restricted stock awards, other than Mr. Dann’s restricted stock award dated April 22, 2013, held by Mr. Dann on October 1, 2014.

Under the Dann Separation Agreement, Mr. Dann released and discharged, and covenanted not to sue, the Company or any of its affiliates, subsidiaries, parent companies, predecessors, successors and assigns or any of their respective officers, directors, employees, shareholders and other agents and related parties from any and all claims of any nature which Mr. Dann now has or may later claim to have against the foregoing parties, whether known or unknown to him, resulting from anything that occurred prior to the date of the Dann Separation Agreement. Mr. Dann continues to be bound by the obligations, including post-termination obligations, under the Confidentiality and Noncompetition Agreement made and entered into as of March 29, 2011, which agreement has been filed previously as Exhibit 10.5 to the Company’s Annual Report on Form 10-Q for the year ended March 31, 2011.

A copy of the Dann Separation Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The summary set forth above does not purport to be complete and is qualified in its entirety by reference to this document.

(c) Appointment of Officer

Effective October 1, 2014, the Board of Directors of the Company (the “Board”) appointed Scott Rochon to serve as the Company’s Chief Accounting Officer, effective immediately. Mr. Rochon, 39, has served as the Company’s Senior Vice President and Corporate Controller since December 2012. Prior to joining the Company, from 2002 through, 2012, Mr. Rochon served in various finance roles within Kerzner International Hotels Limited, an international developer and operator of destination resorts, casinos and luxury hotels. During this time, Mr. Rochon led corporate accounting activities, provided direction to property level finance departments, and served in other financial oversight roles. Mr. Rochon received his Bachelor of Science degree from Virginia Polytechnic Institute and State University and is a certified public accountant.

Mr. Rochon currently holds no other positions with the Company.  There is no arrangement or understanding pursuant to which Mr. Rochon was appointed as the Chief Accounting Officer of the Company.  Mr. Rochon has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Rochon is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Rochon, or any grant or award to Mr. Rochon or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Rochon.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 7, 2014, the Company issued a press release relating to the management changes described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

On October 7, 2014, the Company issued a press release announcing the Company’s final leasing results for the 2014/2015 academic year. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and shall not be deemed “filed” with the SEC for the purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, effective October 1, 2014, between Campus Crest Communities, Inc. and Brian L. Sharpe.

10.2	Separation Agreement, effective October 1, 2014, between Campus Crest Communities, Inc. and Robert Dann.

99.1	Press release, dated October 7, 2014, issued by Campus Crest Communities, Inc., relating to certain changes to the management of the Company.

99.2	Press release, dated October 7, 2014, issued by Campus Crest Communities, Inc., relating to the Company’s final leasing results for the 2014/2015 academic year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: October 7, 2014	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Separation Agreement, effective October 1, 2014, between Campus Crest Communities, Inc. and Brian L. Sharpe.

10.2	Separation Agreement, effective October 1, 2014, between Campus Crest Communities, Inc. and Robert Dann.

99.1	Press release, dated October 7, 2014, issued by Campus Crest Communities, Inc., relating to certain changes to the management of the Company.

99.2	Press release, dated October 7, 2014, issued by Campus Crest Communities, Inc., relating to the Company’s final leasing results for the 2014/2015 academic year.